                            LIMITED POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned has constituted, made and appointed, and by these presents does make, constitute and appoint Dawn
Kinard, Marvin Cosgray, or either of them or any designee thereof, his or her true and lawful Attorney-in-Fact, who may do for the undersigned and on his or her behalf all of the following:

                                       1.

        To execute and deliver any filings made with respect to the undersigned under Section 16 or Section 13 of the Securities Exchange Act of 1934, as
amended, relating to the securities of Buckhead Community Bancorp, Inc.

                                       2.

        To do, execute and perform any other act, matter or thing whatsoever that ought to be done, executed and performed or in the opinion of the
Attorneys-in-Fact, or any of them, ought to be done, executed or performed in or about the performance of the foregoing powers set forth in paragraph 1 hereof.

                                       3.

        All parties dealing with any of the undersigned's Attorneys-in-Fact in connection with said powers under paragraph 1 may rely fully upon such
Attorney-in-Fact's power and authority herein to act for the undersigned and on his or her behalf and in his or her name, and such parties shall be fully protected in so acting, prior to their receipt of notice of any termination hereof by operation of law or otherwise and to such effect the undersigned is hereby bound.

        The undersigned has ratified and confirmed, and by these presents does hereby ratify and confirm all that the Attorneys-in-Fact, or any of them, appointed hereby may lawfully do by virtue hereof.

        IN WITNESS WHERE OF, the undersigned has granted this Limited Power of
Attorney as of the 17th day of April,2008.

                                        Signature: /s/ Dawn Kinard
                                                  ------------------------------

                                        Print Name: Dawn Kinard
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